Exhibit 99.3

Jazz Pharmaceuticals®

IMPORTANT SPECIAL MEETING INFORMATION

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, [ ], 2011.

Vote by Internet

- Log on to the Internet and go to **www.investorvote.com/JAZZ**
- Follow the steps outlined on the secured website.

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Special Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals - The Board of Directors recommends a vote "FOR" Proposals 1, 2, 3, 4, 5 and 6.

Proposal	For	Against	Abstain
1. To adopt the Agreement and Plan of Merger and Reorganization, or the merger agreement, dated as of September 19, 2011, by and among Jazz Pharmaceuticals, Inc., Azur Pharma Public Limited Company (formerly Azur Pharma Limited), a public limited company formed under the laws of Ireland, Jaguar Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Azur Pharma Public Limited Company, and Seamus Mulligan, solely in his capacity as the representative for the Azur Pharma Public Limited Company securityholders, and to approve the merger contemplated thereby.	☐	☐	☐
2. To approve, on an advisory basis, certain compensatory arrangements between Jazz Pharmaceuticals, Inc. and its named executive officers relating to the merger contemplated by the merger agreement, as described in the accompanying proxy statement/prospectus.	☐	☐	☐
3. To approve the Jazz Pharmaceuticals, Inc. 2011 Equity Incentive Plan.	☐	☐	☐
4. To approve the amendment and restatement of the Jazz Pharmaceuticals, Inc. 2007 Employee Stock Purchase Plan.	☐	☐	☐
5. To approve the creation or increase of "distributable reserves" of Jazz Pharmaceuticals plc, which are required under Irish law in order to allow Jazz Pharmaceuticals plc to make distributions and to pay dividends and repurchase or redeem shares following completion of the merger contemplated by the merger agreement, as described in the accompanying proxy statement/prospectus.	☐	☐	☐
6. To approve the adjournment of the Jazz Pharmaceuticals, Inc. special meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes at the time of the Jazz Pharmaceuticals, Inc. special meeting to adopt the merger agreement and approve the merger contemplated by the merger agreement.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — JAZZ PHARMACEUTICALS, INC. [PRELIMINARY COPY] PROXY SOLICITED BY THE BOARD OF DIRECTORS OF JAZZ PHARMACEUTICALS, INC. FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [ ], 2011. The undersigned hereby appoints Bruce C. Cozadd, Kathryn E. Falberg and Carol A. Gamble, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Jazz Pharmaceuticals, Inc. (the “Company”) that the undersigned may be entitled to vote at the Special Meeting of Stockholders of the Company to be held at the Company’s principal executive offices located at 3180 Porter Drive, Palo Alto, California 94304, on [ ], [ ], 2011 at [ ] local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5 AND 6 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. (Items to be voted apprear on reverse side.)